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                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                       FOR
                            TENDER OF ALL OUTSTANDING

                            11 1/2% SERIES A SENIOR
                             SECURED NOTES DUE 2003
                                 IN EXCHANGE FOR
                            11 1/2% SERIES B SENIOR
                             SECURED NOTES DUE 2003


                                       AND


                         12% SERIES A SENIOR PAY-IN-KIND
                          EXCHANGEABLE PREFERRED STOCK
                                 IN EXCHANGE FOR
                         12% SERIES B SENIOR PAY-IN-KIND
                          EXCHANGEABLE PREFERRED STOCK


                                       OF

                         AMERICAN RESTAURANT GROUP, INC.


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON AUGUST 25, 1998 (THE "EXPIRATION DATE") UNLESS EXTENDED BY AMERICAN RESTAURANT GROUP, INC.



         Registered holders of outstanding (i) 11 1/2 Series A Senior Secured Notes due 2003 (the "Notes"), who wish to tender their Notes in exchange for a like principal amount of new 11 1/2% Series B Senior Secured Notes due 2003 (the "Exchange Notes") and (ii) 12% Series A Senior Pay-in-Kind Exchangeable Preferred Stock, par value $0.01 per share (the "Preferred Stock" and, together with the Notes, the "Securities") who wish to tender their Preferred Stock in exchange for a like number of shares of new 12% Series B Senior Pay-in-Kind Exchangeable Preferred Stock, par value $0.01 per share (the "Exchange Preferred Stock" and, together with the Exchange Notes, the "Exchange Securities") and whose Notes or shares of Preferred Stock are not immediately available or who cannot deliver their Notes or shares of Preferred Stock and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Tender Procedure" in the Prospectus.

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                                                                               2

                  The Exchange Agent for the Exchange Offer is:

                     UNITED STATES TRUST COMPANY OF NEW YORK

    By Hand/Overnight Express:                        By Mail:                         By Overnight Delivery:
(insured or registered recommended)     (insured or registered recommended)      (insured or registered recommended)
  United States Trust Company of           United States Trust Company of          United States Trust Company of
             New York                                 New York                                New York
         65 Beaver Street                           P.O. Box 843                            770 Broadway
           Ground Floor                            Cooper Station                             7th Floor
        New York, NY 10005                    New York, New York 10276                New York, New York 10003
     Attn: Corporate Trust and             Attention: Corporate Trust and          Attention: Corporate Trust and
          Agency Services                         Agency Services                          Agency Services

                               By Facsimile:                         Confirm By Telephone:
                              (212) 420-6152                            (800) 548-6565
                    (For Eligible Institutions Only)

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:


         The undersigned hereby tenders the principal amount of Notes and/or shares of Preferred Stock indicated below, upon the terms and subject to the conditions contained in the Prospectus dated July 27, 1998 of American Restaurant Group, Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

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                                                                               3

                          DESCRIPTION OF NOTES TENDERED


Name and address of registered
holder as it appears on the 11 1/2%   Certificate Number(s)      Principal Amount
Series A Senior Secured Notes         of Notes                   of Notes
due 2003, ("Notes")                   Tendered                   Tendered
         (Please Print)

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------





                     DESCRIPTION OF PREFERRED STOCK TENDERED


Name and address of registered
holder as it appears on the 12%
Series A Senior Pay-in-Kind           Certificate Number(s)      Number of Shares
Exchangeable Preferred Stock,         of Preferred Stock         of Preferred Stock
("Preferred Stock")                   Tendered                   Tendered
      (Please Print)

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------

---------------------------------     ---------------------      ----------------

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                                                                               4


                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes or Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: ______________________      ______________________________________
                                                  (Authorized Signature)

Address: ___________________________      Title: _______________________________

____________________________________      Name: ________________________________
           (Zip Code)                               (Please type or print)

Area Code and Telephone Number:           Date: ________________________________

____________________________________



         NOTE: DO NOT SEND NOTES OR PREFERRED STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY. SECURITIES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.